                                                                 EXHIBIT 12.9

SUPPLEMENTAL SCHEDULE - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES SIERRA PACIFIC PENSION INVESTORS '84
RATIO OF EARNINGS TO FIXED CHARGES:


                                                                                                               6 Months    6 Months
                                                                                                                Ended       Ended
                                                   Year End.   Year End.  Year End.   Year End.   Year End.    June 30,    June 30,
                                                     1995        1996        1997       1998        1999         1999        2000
                                                 ----------------------------------------------------------------------------------
Earnings:
  Pretax income (loss)                             $  (142)    $  198     $ (559)     $ 125       $  357       $ 262       $ 233

Fixed Charges:
  Interest expense                                      --         --        115        148          137          69          65
  Interest factor of rental expense                     --         --         --         --           --                      --
                                                 ----------------------------------------------------------------------------------
             Total fixed charges                        --         --        115        148          137          69          65
                                                 ----------------------------------------------------------------------------------
             Total earnings                           (142)       198       (444)       273          494         331         298

             Total fixed charges                        --         --        115        148          137          69          65
                                                 ----------------------------------------------------------------------------------
Ratio of earnings to fixed charges                      --                 (3.86)      1.84         3.61        4.80        4.58
                                                 ----------------------------------------------------------------------------------
  Deficiency to cover fixed charges                    142         --        559         --           --          --          --
                                                 ----------------------------------------------------------------------------------